FOR FURTHER INFORMATION:
Financial Relations Board Leslie Loyet (312) 640-6672 lloyet@frbir.com	Specialty Underwriters’ Alliance, Inc. Scott Goodreau (888) 782-4672 sgoodreau@suainsurance.com

FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 1, 2007

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. REPORTS
THIRD QUARTER 2007 FINANCIAL RESULTS

CHICAGO – November 1, 2007 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today announced financial results for the quarter and nine months ended September 30, 2007.

Gross written premiums were $33.5 million for the three months ended September 30, 2007 versus $38.9 million in the third quarter of 2006. For the nine months ended September 30, 2007, gross written premiums were $117.1 million year to date versus $107.2 million for the same period in 2006. The reduction in gross written premium resulted from a single large account written by Risk Transfer Holdings, Inc. in Florida that was originally written for $6.5 million in the third quarter of 2006 and was subsequently cancelled and rewritten in the fourth quarter of 2006 for approximately $10.0 million. Overall, gross written premium in the third quarter of 2007 would have increased nearly 12 percent over the prior comparable quarter without this timing anomaly.

Earned premiums were $40.4 million for the third quarter of 2007 compared to $31.7 million in the third quarter of 2006. Year to date, earned premiums were $112.9 million versus $80.2 million in the prior year period.

Net income for the three months ended September 30, 2007 was $3.4 million compared to $3.6 million for the same comparable period in 2006. Net income for the nine months ended September 30, 2007 was $9.4 million, an increase of 71 percent from $5.5 million for the comparable period in 2006. Earnings per share for the three months ended September 30, 2007 was $0.22, compared to $0.24 for the same period in 2006. Earnings per share for the nine months ended September 30, 2007 was $0.61, versus $0.37 for the prior year period.

Net investment income for the three months ended September 30, 2007 was $2.5 million, compared to $1.6 million for the prior year period. Net investment income for the nine months ended September 30, 2007 was $7.0 million, compared to $4.2 million for the prior year period. Total revenues were $42.9 million for the third quarter of 2007, an increase of 27.7 percent from $33.6 million for the comparable period in 2006. Total revenues for the nine months ended September 30, 2007 were $119.9 million versus $84.7 million for the nine months ended September 30, 2006.

Total expenses for the three months ended September 30, 2007 were $39.5 million, consisting of loss and loss adjustment expenses of $24.1 million, acquisition expenses of $9.6 million and other operating expenses of $5.8 million. Other operating expenses consisted of $2.0 million of salaries and benefit costs (excluding $1.4 million of salary and benefit costs classified as loss adjustment and acquisition expenses), $0.5 million of professional and consulting fees, $1.3 million of depreciation and amortization, $0.2 million of stock based compensation expense and $1.8 million of other expenses.

Total expenses for the three months ended September 30, 2006 were $30.0 million. Total expenses consisted of loss and loss adjustment expense of $18.3 million, acquisition expenses of $6.7 million and other operating expenses of $5.0 million. Other operating expenses consisted of $1.4 million of salaries and benefit costs (excluding $1.1 million of salary and benefit costs classified as loss adjustment and acquisition expenses), $0.9 million of professional and consulting fees, $0.8 million of depreciation and amortization, $0.3 million of stock based compensation expense and $1.6 million of other expenses.

Total expenses for the nine months ended September 30, 2007 were $110.3 million, consisting of loss and loss adjustment expenses of $66.1 million, acquisition expenses of $27.3 million and other operating expenses of $16.9 million. Other operating expenses consisted of $5.3 million of salaries and benefit costs (excluding $4.6 million of salary and benefit costs classified as loss adjustment and acquisition expenses), $2.2 million of professional and consulting fees, $3.4 million of depreciation and amortization, $0.9 million of stock based compensation expense and $5.1 million of other expenses.

Total expenses for the nine months ended September 30, 2006 were $78.9 million. Total expenses consisted of loss and loss adjustment expense of $46.7 million, acquisition expenses of $17.4 million and other operating expenses of $14.8 million. Other operating expenses consisted of $4.2 million of salaries and benefit costs (excluding $3.2 million of salary and benefit costs classified as loss adjustment and acquisition expenses), $3.1 million of professional and consulting fees, $1.8 million of depreciation and amortization, $0.8 million of stock based compensation expense and $4.9 million of other expenses.

For the third quarter of 2007, net loss and loss adjustment expense ratio was 59.6 percent, an increase of 2.0 percent compared to the comparable quarter in 2006 and an increase of 3.1 percent as compared to year-end. For the nine months ended September 30, 2007, net loss and loss adjustment expense ratio was 58.5 percent, an increase of 0.2 percent compared to the comparable period in 2006 and an increase of 2.0 percent as compared to year-end. These increases were primarily driven by an increase in large losses associated with our commercial automobile business partially offset by current and prior year period favorable loss development in workers’ compensation, general liability and other lines.

As of September 30, 2007, the company reported investments of $215.0 million, total assets of $399.8 million, total liabilities of $274.7 million and shareholders’ equity of $125.1 million. Within total investments, the company held $4.8 million in fair value, or $5.0 million in book value, of securities with sub-prime exposure, all of which were rated “A” or better by established rating agencies. Book value per share as of September 30, 2007 was $8.11 and tangible book value per share was $7.41. As of December 31, 2006, the company reported investments of $164.1 million, total assets of $363.3 million, total liabilities of $249.3 million and shareholders’ equity of $114.0 million. Book value per share as of December 31, 2006 was $7.42 and tangible book value per share was $6.72.

On October 1, 2007 SUA signed First Light Program Managers, Inc., or FLT, as a Partner Agent, writing commercial general liability and commercial automobile for selected customer classes in the trucking industry. FLT will write these classes in the southeastern region.

SUA also entered into a fronting partner relationship with American Safety Indemnity Company in October to provide general liability, commercial automobile and workers’ compensation, all on an excess basis, to public entities and educational institutions. The relationship will allow SUA to write accounts that require “A” rated paper.

Courtney Smith, president and chief executive officer, stated: “We continue to pursue ways to grow our top line in this softening marketplace, as we are seeing greater competition, lower rates and reduced exposure bases in our lines of business. We signed First Light, our eighth agent, to write trucking in the southeastern region, which should be a great addition to our transportation segment. We look forward to a long-term partnership with this very experienced agent.

Also, we are delighted with our fronting agreement with American Safety. We are optimistic that this will expand premium with our public entity segment and we look forward to exploring other opportunities with them. While the P&C marketplace is more competitive and prices are declining, we are confident that we will find additional creative business opportunities.”

Conference Call Details
SUAI will host a conference call on Friday, November 2, 2007 at 11:00 a.m. Eastern Time to discuss third quarter results. Interested parties may access a live webcast by going to the “Investor Relations” page of SUAI’s website at www.suainsurance.com or by calling 866-272-9941.

A replay of the call will be available by dialing 888-286-8010, passcode 57498797 through November 9, 2007. A replay of the call will also remain on the company’s website for 90 days following the event.

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Financial Tables Follow...

Summary Financial Data
(in millions, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Results of operations
Gross written premiums	$33.5	$38.9	$117.1	$107.2
Net written premiums	30.9	36.4	108.7	98.7
Earned premiums	$40.4	$31.7	112.9	$80.2
Net investment income	2.5	1.6	7.0	4.2
Net realized gains (losses)	—	0.3	—	0.3

Total revenues	42.9	33.6	$119.9	84.7

Loss and loss adjustment expenses	24.1	18.3	$66.1	46.7
Acquisition expenses	9.6	6.7	27.3	17.4
Other operating expenses	5.8	5.0	16.9	14.8

Total expenses	39.5	30.0	$110.3	78.9

Pre-tax income	3.4	3.6	$9.6	5.7
Federal income tax (expense)	—	—	(0.2)	(0.2)

Net income (loss)	$3.4	$3.6	$9.4	$5.5

Key ratios
Net loss and loss adjustment expense ratio	59.6%	57.6%	58.5%	58.3%
Ratio of acquisition expenses to earned premiums	23.8%	21.1%	24.2%	21.7%
Ratio of all other expenses to gross written premiums	17.4%	12.9%	14.4%	13.8%
Net income (loss) per share
Basic and diluted	$0.22	$0.24	$0.61	$0.37
Weighted average common shares outstanding (basic and diluted)	15.4	15.3	15.4	15.2

Summary Financial Data
(in millions, except per share data)
		As of
		December 31,
	As of
Assets	September 30, 2007	2006
Investments	$215.0	$164.1
Cash	0.9	2.4
Insurance premiums receivable	63.7	68.3
Reinsurance recoverable on unpaid loss and loss adjustment expenses	76.2	81.0
Prepaid reinsurance premiums	0.2	3.6
Investment income accrued	1.4	1.6
Equipment and capitalized software at cost (less accumulated depreciation of $7.3 and $3.9)	12.0	8.6
Intangible assets	10.7	10.7
Deferred acquisition costs	17.5	19.8
Other assets	2.2	3.2

Total assets	$399.8	$363.3

Liabilities
Loss and loss adjustment expense reserves*	$169.0	$141.2
Unearned insurance premiums	85.6	89.8
Insured deposit funds	11.5	10.4
Accounts payable and other liabilities	8.6	7.9

Total liabilities	274.7	249.3

Shareholders’ equity
Common stock at $.01 par value per share – authorized 30.0 shares; issued and outstanding 14.7 shares and 14.7 shares	0.1	0.1
Class B common stock at $.01 par value per share – authorized 2.0 shares; issued and outstanding 0.7 shares and 0.7 shares	0.0	0.0
Paid in capital – common stock	129.3	128.4
Paid in capital – Class B common stock	5.3	4.8
Accumulated deficit	(8.9)	(18.3)
Accumulated other comprehensive income (loss)	(0.7)	(1.0)

Total stockholders’ equity	125.1	114.0

Total liabilities and stockholders’ equity	$399.8	$363.3

Book value data
Weighted average shares outstanding	15.4	15.4
Book value per share	$8.11	$7.42
Tangible book value per share	$7.41	$6.72

• Includes $61.1 million and $71.6 million as of September 30, 2007 and December 31, 2006 of direct gross loss and loss adjustment expense reserves of Potomac Insurance Company of Illinois, which reinsured all of its direct liabilities to OneBeacon Insurance Company and is reflected on SUA’s balance sheet as a reinsurance recoverable.

Gross Written Premium Data
(in millions, except percentages)

	Three Months Ended		Three Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
AEON Insurance Group, Inc.	$7.9	23.6%	$8.1	20.8%
American Team Managers	7.1	21.2%	8.9	22.9%
Appalachian Underwriters, Inc.	2.7	8.0%	3.5	9.0%
Flying Eagle Insurance Services, Inc.	1.2	3.6%	—	0.0%
Insential, Inc.	0.5	1.5%	0.6	1.6%
Risk Transfer Holdings, Inc.	12.1	36.1%	15.6	40.1%
Specialty Risk Solutions, LLC	1.8	5.4%	2.0	5.1%
Involuntary risk	0.2	0.6%	0.2	0.5%

Total	$33.5	100.0%	$38.9	100.0%

	Nine Months Ended		Nine Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
AEON Insurance Group, Inc.	$19.7	16.8%	$15.7	14.7%
American Team Managers	27.3	23.3%	23.6	22.0%
Appalachian Underwriters, Inc.	12.9	11.0%	8.5	7.9%
Flying Eagle Insurance Services, Inc.	2.3	2.0%	—	0.0%
Insential, Inc.	1.3	1.1%	1.0	0.9%
Risk Transfer Holdings, Inc.	49.6	42.3%	56.1	52.3%
Specialty Risk Solutions, LLC	3.0	2.6%	2.0	1.9%
Involuntary risk	1.0	0.9%	0.3	0.3%

Total	$117.1	100.0%	$107.2	100.0%

	Three Months Ended		Three Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California	$14.1	42.1%	$13.7	35.2%
Florida	2.8	8.4%	11.2	28.8%
Other States	16.6	49.5%	14.0	36.0%

Total	$33.5	100.0%	$38.9	100.0%

	Nine Months Ended		Nine Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California	$42.8	36.6%	$35.7	33.3%
Florida	25.3	21.6%	39.4	36.8%
Other States	49.0	41.8%	32.1	29.9%

Total	$117.1	100.0%	$107.2	100.0%

	Three Months Ended		Three Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$14.3	42.7%	$17.5	45.0%
General liability	9.5	28.3%	11.7	30.0%
Commercial automobile	8.5	25.4%	8.8	22.6%
All other	1.2	3.6%	0.9	2.4%

Total	$33.5	100.0%	$38.9	100.0%

	Nine Months Ended		Nine Months Ended
	Sept. 30, 2007		Sept. 30, 2006
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$60.2	51.4%	$62.0	57.8%
General liability	28.1	24.0%	25.4	23.7%
Commercial automobile	25.8	22.0%	17.9	16.7%
All other	3.0	2.6%	1.9	1.8%

Total	$117.1	100.0%	$107.2	100.0%

To learn more about Specialty Underwriters’ Alliance Inc., please visit www.suainsurance.com.